New Design Cabinets, Inc.
and Stratos del Peru S.A.C.
Pro Forma Combined Financial Statements
(unaudited)

Contents

Page

Pro Forma Combined Financial Statements:

Pro Forma Combined Balance Sheet as of September 30, 2007 (unaudited)	F-2

Pro Forma Combined Statements of Operations for the nine months ended September 30, 2007 (unaudited)	F-3

Notes to Pro Forma Combined Financial Statements (unaudited)	F-4

New Design Cabinets, Inc.
and Stratos del Peru S.A.C.
Pro Forma Combined Balance Sheet
September 30, 2007
(unaudited)

	New Design	Stratos		Pro forma	Pro forma
	Cabinets (1)	del Peru (2)		Adjustments	Combined
	(historical)	(historical)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,287	$331		$-	$4,618

TOTAL CURRENT ASSETS	4,287	331		-	4,618

VAT RECEIVABLE		859,419			859,419
MACHINERY AND EQUIPMENT, net		4,522,965			4,522,965

TOTAL ASSETS	$4,287	$5,382,715		$-	$5,387,002

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Acquisition payable	$-	$5,382,328		$-	$5,382,328
Accounts payable		2,076			2,076

TOTAL CURRENT LIABILITIES	-	5,384,404		-	5,384,404

COMMITMENT AND CONTINGENCIES	-	-		-	-

STOCKHOLDERS' EQUITY					-
Common Stock	6,660	314	a	93,240	55,000
			b	(89,900)
			c	44,686
Additional paid in capital	29,340		a	(93,240)	(50,399)
			b	89,900
			c	(44,686)
			d	(31,713)
Deficit accumulated during the development stage	(31,713)	(2,003	) d	31,713	(2,003)

TOTAL STOCKHOLDERS' EQUITY	4,287	(1,689)		-	2,598

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,287	$5,382,715		$-	$5,387,002

(1) Source: unaudited financial statements of New Design Cabinets, Inc. included in Form 10-QSB
(2) Source: audited financial statements of Stratos del Peru S.A.C as of October 18, 2007 included elsewhere in this Form 8-K.

See accompanying notes to pro forma combined financial statements

New Design Cabinets, Inc.,
and Stratos del Peru S.A.C.
Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2007
(unaudited)

	New Design	Stratos		Pro forma	Pro forma
	Cabinets (1)	del Peru (2)		Adjustments	Combined
	(historical)	(historical)

Net Revenue	$52,000	$-		$-	$52,000

Cost of Revenue	49,330	-		-	49,330

Gross Profit	2,670	-		-	2,670

Operating expenses:
Professional fees	5,236	-		-	5,236
General and administrative expenses	2,036	2,003	e	200,000	204,039
Outside services	356				356

Total operating expenses	7,628	2,003		200,000	209,631

Income from operations	(4,958)	(2,003)		(200,000)	(206,961)

Income tax	-			-	-

Net loss	$(4,958)	$(2,003)		$(200,000)	$(206,961)

Earnings per common share	$(0.00)				$(0.00)

Weighted average shares outstanding	6,660,000				55,000,000

(1) Source: unaudited financial statements of New Design Cabinets, Inc. included in Form 10-QSB
(2) Source: audited financial statements of Stratos del Peru S.A.C from February 27, 2007 (date of inception) to October 18, 2007 included elsewhere in this Form 8-K.

See accompanying notes to pro forma combined financial statements

New Design Cabinets, Inc.
and Stratos del Peru S.A.C.
Notes to Pro form Combined Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma combined balance sheet presents the accounts of New Design Cabinets, Inc. (“NDC”) and Stratos del Peru S.A.C. (“Stratos”) as if the acquisition of Stratos by NDC occurred on September 30, 2007. The accompanying pro forma combined statement of operations presents the accounts of NDC and Stratos for the nine months ended September 30, 2007 as if the acquisition occurred on January 1, 2007. A pro form combined statement of operations for the year ended December 31, 2006 is not presented as Stratos did not commence operations until February 27, 2007. For accounting purposes, the transaction is being accounted for as a recapitalization of Stratos.

The following adjustments would be required if the acquisition occurred as indicated above:

a.	Reflects the 15 for 1 stock split on October 11, 2007.

b.	Cancellation of 89,900,000 shares of NDC common stock owed by Kenneth Laurent.

c.	Recapitalization of Stratos to account for issuance of an aggregate of 45,000,000 shares of NDC to the shareholders of Stratos.

d.	Eliminate pre-acquisition accumulated deficit of NDC.

e.	Accounting and legal fees associated with complying with SEC rules and regulations.

NOTE 2 - SUBSEQUENT EVENT

Subsequent to the closing of the transaction mentioned above, NDC raised approximately $10 million of capital as follows:

•
issued 2,666,794 shares of common stock and warrants to purchase an aggregate of 1,333,396 shares of common stock. The gross proceeds raised by the Company was approximately $1.9 million. Each share of common stock was sold to investors at $0.70 per share. The warrants expire five (5) years from the date of issuance and are exercisable at $.75 per share, subject to adjustment in certain circumstances;

•
issued 7,142,857 shares of Series A preferred stock and warrants to purchase 1,785,714 shares of common stock. The gross proceeds raised by the Company was $5.0 million. Each share of Series A preferred stock was sold at $0.70 per share. The warrants expire five years from the date of issuance and are exercisable at $.75 per share, subject to adjustment in certain circumstances; and

•
issued an aggregate of $3.0 million in convertible promissory notes and warrants to purchase an aggregate of 870,858 shares of common stock. The aggregate gross proceeds raised by the Company was approximately $3.0 million. The warrants will expire three years from the date of issuance and are exercisable at $.75 per share, subject to adjustment in certain circumstances.

Due to the variable conversion price of the convertible promissory notes, the Company will bifurcate the derivative instruments associated with this financing. The derivatives will be reported at fair value at each balance sheet date.